EXHIBIT 10.37.10

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into as of October 31, 2002, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS
                                    --------

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Credit Agreement dated as of September 14, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of January 26, 2002 and as amended by that certain Second Amendment to Credit Agreement, dated as of June 10, 2002 (the "Credit Agreement;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENTS
                                     ----------

         Amendments to Annex F. The Credit Agreement is hereby amended by deleting Paragraphs (a) and (f) in Annex F of the Credit Agreement and by substituting in lieu thereof the following:

                 (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                                   Maximum Capital Expenditures
                  Period                                     per Period
                  ------                                    ----------
                  Ten-month period commencing
                  January 1, 2002 and ending on
                  October 31, 2002                          $7,000,000

                 Eleven-month period commencing
                 January 1, 2002 and ending on
                 November 30, 2002                         $7,300,000

                 Twelve-month period commencing
                 January 1, 2002 and ending on
                 December 31, 2002                         $7,700,000

                 Fiscal Month of January 2003              $  300,000

                 Two-month period commencing
                 January 1, 2003 and ending on
                 February 28, 2003                         $  600,000

                 Three-month period commencing
                 January 1, 2003 and ending on
                 March 30, 2003                            $1,000,000

                 Fiscal Year 2003                          $8,000,000

                 Six-month period commencing
                 January 1, 2004 and ending on
                 June 30, 2004                             $5,000,000

                 Notwithstanding anything in the Agreement to the contrary, the Borrower may reinvest the insurance proceeds from lost, damaged or destroyed equipment used to plug and abandon obsolete wells (the: "P&A Equipment") in an amount not to exceed $600,000; provided that such proceeds are used to replace and restore such P&A Equipment in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided further that such proceeds shall not be used in the calculation of the above limits on Capital Expenditures.

                 (f) Maintain, as of the last day of each Fiscal Month, commencing with the Fiscal Month ending on July 31, 2002, Cumulative Operating Cash Flow of not less than:

                  Fiscal Month             Cumulative Operating Cash Flow
                  ------------             ------------------------------
                  July 31, 2002                    $ (275,000)
                  August 31, 2002                  $  225,000
                  September 30, 2002               $  975,000
                  October 31, 2002                 $1,000,000
                  November 30, 2002                $1,400,000
                  December 31, 2002                $1,700,000
                  January 31, 2003                 $2,200,000
                  February 28, 2003                $2,600,000

                                   B. RESERVES
                                      --------

         The Borrower hereby acknowledges and agrees that pursuant to Section 1.1(a)(i) of the Credit Agreement, the Agent hereby establishes an accreting Reserve to cover (i) principal and interest payments due and payable under the Credit Agreement on December 1, 2002 and January 1, 2003 and (ii) all fees due and payable on December 31, 2002, including, without limitation, the $50,000 balance of the amendment fee due in connection with the Second Amendment to Credit Agreement dated as June 10, 2002 and the $75,000 amendment fee due hereunder.

                               C. REPRESENTATIONS
                                  ---------------

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                                     D. FEES
                                        ----

         Borrower hereby agrees to pay an amendment fee equal to $75,000 which fee shall be fully earned on the date hereof and due on December 31, 2002. Failure to pay such amendment fee by December 31, 2002 shall constitute an Event of Default under Section 8.1 of the Credit Agreement.

                               E. OTHER AGREEMENTS
                                  ----------------

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment, and represents that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the 4ate first written above.

                                        BLACK WARRIOR WIRELINE
                                        CORPORATION, as Borrower


                                        By:/s/William L Jenkins
                                          ---------------------------------
                                        Name:    William L. Jenkins
                                        Title:   Chief Executive Officer

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent and Lender



                                        By: /s/ John Hanley
                                            -------------------------------
                                                 John Hanley
                                                 Duly Authorized Signatory



              SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT